Exhibit 99.1

Investor Contact:	Tripp Sullivan

SCR Partners

(615) 760-1104

IR@contactAAC.com

AAC Holdings Completes Acquisition of The Oxford Centre for $35 Million

BRENTWOOD, Tenn. – (August 10, 2015) AAC Holdings, Inc. (NYSE: AAC), completed the previously announced acquisition of The Oxford Centre, Inc. and its affiliates, for $35.0 million in cash. The acquisition, which required AAC receiving licensure in Mississippi, was funded with cash on hand and borrowings pursuant to the Company’s $125.0 million credit facility.

“The Oxford Centre’s approach to treatment and passion for delivering quality clinical care aligns perfectly with our corporate values and desire for creating a premium national brand in this industry,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “With the addition of 24 new beds earlier this year at Oxford’s residential campus and the three outpatient centers expanding our outpatient platform into a new state, we expect this added capacity and treatment options to help us meet the growing demand for care. We are excited to have Billy Young, Dr. Tom Fowlkes and all the good people at Oxford join our team.”

The Oxford Centre operates a 76-bed residential facility located on a secluded, 110-acre campus in Etta, Miss., which is 65 miles southwest of Memphis, Tenn., and three outpatient treatment locations in Oxford, Tupelo and Olive Branch, Mississippi. The Oxford Centre generated revenue of approximately $12.2 million and adjusted EBITDA of approximately $5.6 million for the year ended December 31, 2014.

“We have now increased our national footprint from 487 beds at the end of the third quarter of 2014 to 663 active beds today and over 500 beds in our pipeline,” added Cartwright. “We are committed to clinical excellence that includes effective programming, experienced and caring staff, premium facilities, exceptional service and outcome studies.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 16 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of pending acquisitions; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisitions; (viii) a disruption in our ability to perform diagnostic drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (xi) our inability to integrate newly acquired facilities; and (xii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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